RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2003-QS7 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS7

$ 3,552,304                          0.00%                CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated April 25, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated April 25, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                                CREDIT SCORE OF THE MORTGAGE LOANS

                                              NUMBER OF                    PERCENT OF      AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       AVERAGE
CREDIT SCORE RANGE                          MORTGAGE LOANS    BALANCE        LOANS         BALANCE       LTV RATIO
------------------------------------------  --------------   ---------     ----------     ---------      ---------
499 or less ..............................              18  $  2,183,705          1.27%  $    121,317          83.79%
500 - 519 ................................               9       981,805          0.57        109,089          79.95
520 - 539 ................................               7       781,715          0.46        111,674          77.29
540 - 559 ................................              11     1,684,292          0.98        153,117          77.12
560 - 579 ................................               7     1,075,747          0.63        153,678          81.86
580 - 599 ................................              14     2,234,910          1.30        159,636          79.75
600 - 619 ................................              21     3,734,004          2.18        177,810          82.84
620 - 639 ................................              22     3,269,498          1.91        148,614          78.24
640 - 659 ................................              51     7,266,864          4.24        142,488          75.70
660 - 679 ................................              65    11,482,429          6.70        176,653          75.25
680 - 699 ................................             108    17,544,846         10.23        162,452          73.79
700 - 719 ................................             116    17,843,830         10.41        153,826          74.74
720 - 739 ................................             107    16,808,822          9.80        157,092          73.85
740 - 759 ................................             104    17,214,339         10.04        165,522          72.95
760 - 779 ................................             137    22,725,249         13.25        165,878          72.92
780 - 799 ................................             146    27,141,358         15.83        185,900          69.38
800 or greater ...........................              90    15,797,793          9.21        175,531          67.51
                                            --------------  ------------  ------------   ------------  -------------
Subtotal with Credit Score ...............           1,033  $169,771,205         99.01%  $    164,348          73.21%
Not Available ............................               9     1,702,160          0.99        189,129          75.40
                                            --------------  ------------  ------------   ------------  -------------
Total, Average or Weighted Average .......           1,042  $171,473,365        100.00%  $    164,562          73.24%
                                            ==============  ============  ============


         The minimum and maximum credit scores of the mortgage loans were 418 and 840, respectively, and the weighted average credit score of the mortgage loans was 725.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.



                                                        OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES
                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
OCCUPANCY                                       LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Primary Residence ........................             614  $120,207,873         70.10%  $    195,778           721          73.06%
Second/Vacation ..........................               9     1,280,732          0.75        142,304           770          63.76
Non-Owner Occupied .......................             419    49,984,760         29.15        119,295           735          73.90
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,042  $171,473,365        100.00%  $    164,562           725          73.24%
                                            ==============  ============  ============

                                                           PURPOSE OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
LOAN PURPOSE                                     LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Purchase .................................             286  $ 40,932,235         23.87%  $    143,120           726          80.56%
Rate/Term Refinance ......................             349    55,967,455         32.64        160,365           727          69.23
Equity Refinance .........................             407    74,573,675         43.49        183,228           724          72.22
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,042  $171,473,365        100.00%  $    164,562           725          73.24%
                                            ==============  ============  ============



                                                                 MORTGAGED PROPERTY TYPES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
PROPERTY TYPE                                    LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Single-family detached ...................             696  $117,978,280         68.80%  $    169,509           722          72.76%
Two-to-four family units .................             155    21,553,140         12.57        139,053           736          75.04
Planned Unit Developments (detached) .....             104    20,811,358         12.14        200,109           728          72.83
Condo Low-Rise (less than 5 stories) .....              55     6,511,401          3.80        118,389           741          75.52
Planned Unit Developments (attached) .....              17     2,032,994          1.19        119,588           720          74.45
Townhouse ................................               8     1,303,861          0.76        162,983           690          74.82
Condo High-Rise (9 stories or more) ......               3       593,961          0.35        197,987           711          76.61
Condo Mid-Rise (5 to 8 stories) ..........               1       311,117          0.18        311,117           672          80.00
Manufactured Home ........................               1       159,427          0.09        159,427           803          80.00
Condotel (1 to 4 stories) ................               1       113,683          0.07        113,683           797          75.00
Leasehold ................................               1       104,142          0.06        104,142           654          80.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,042  $171,473,365        100.00%  $    164,562           725          73.24%
                                            ==============  ============  ============

                                                    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
STATE                                            LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Alabama ..................................              10  $  1,697,741          0.99%  $    169,774           723          75.48%
Arkansas .................................               1       110,132          0.06        110,132           485          81.00
Arizona ..................................              45     5,751,495          3.35        127,811           740          76.65
California ...............................             199    51,288,100         29.91        257,729           741          68.07
Colorado .................................              51     8,181,281          4.77        160,417           725          72.86
Connecticut ..............................              15     2,154,071          1.26        143,605           709          82.16
District of Columbia .....................               4       689,492          0.40        172,373           658          68.24
Delaware .................................               3       306,462          0.18        102,154           685          73.66
Florida ..................................              76    10,218,658          5.96        134,456           707          76.28
Georgia ..................................              22     3,156,973          1.84        143,499           703          76.75
Hawaii ...................................               5     1,007,592          0.59        201,518           763          64.73
Iowa .....................................               2       269,687          0.16        134,844           685          80.40
Idaho ....................................               7       866,047          0.51        123,721           740          71.83
Illinois .................................              28     4,111,297          2.40        146,832           706          75.51
Indiana ..................................              18     1,411,730          0.82         78,429           728          83.37
Kansas ...................................               3       691,962          0.40        230,654           718          76.27
Kentucky .................................               2       181,617          0.11         90,809           678          84.54
Louisiana ................................               8       896,904          0.52        112,113           670          82.32
Massachusetts ............................              14     2,633,672          1.54        188,119           733          76.57
Maryland .................................              33     4,927,624          2.87        149,322           730          73.46
Maine ....................................               2       176,364          0.10         88,182           720          64.85
Michigan .................................              41     5,431,173          3.17        132,468           720          76.45
Minnesota ................................              10     1,420,364          0.83        142,036           704          78.82
Missouri .................................              18     1,799,003          1.05         99,945           737          73.59
Mississippi ..............................               2       132,904          0.08         66,452           693          86.63
Montana ..................................               3       227,048          0.13         75,683           709          83.42
North Carolina ...........................              20     3,078,678          1.80        153,934           727          67.18
North Dakota .............................               2       142,505          0.08         71,252           738          80.00
Nebraska .................................               1        46,819          0.03         46,819           683          90.00
New Hampshire ............................               7     1,054,875          0.62        150,696           723          80.14
New Jersey ...............................              22     3,654,085          2.13        166,095           735          71.02
New Mexico ...............................              10       851,271          0.50         85,127           756          76.49
Nevada ...................................              28     4,782,351          2.79        170,798           736          69.82
New York .................................              24     4,601,379          2.68        191,724           700          72.32
Ohio .....................................              28     2,635,347          1.54         94,120           716          79.34
Oklahoma .................................               6       420,000          0.24         70,000           647          85.98
Oregon ...................................              31     5,117,947          2.98        165,095           717          76.94
Pennsylvania .............................              20     2,197,430          1.28        109,871           726          80.76
Rhode Island .............................               3       333,997          0.19        111,332           754          69.19
South Carolina ...........................               4       351,181          0.20         87,795           688          81.69
South Dakota .............................               1       177,972          0.10        177,972           705          85.00
Tennessee ................................               4       916,960          0.53        229,240           770          62.39
Texas ....................................             116    17,548,169         10.23        151,277           711          76.87
Utah .....................................              13     1,775,212          1.04        136,555           701          78.58
Virginia .................................              27     4,251,480          2.48        157,462           729          73.62
Vermont ..................................               2       219,618          0.13        109,809           606          84.13
Washington ...............................              43     6,443,820          3.76        149,856           722          76.84
Wisconsin ................................               5       772,795          0.45        154,559           699          75.01
West Virginia ............................               2       233,500          0.14        116,750           714          78.00
Wyoming ..................................               1       126,581          0.07        126,581           751          77.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,042  $171,473,365        100.00%  $    164,562           725          73.24%
                                            ==============  ============  ============

------------------------


         No more than 0.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Texas and no more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Texas.

                                                         DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
DOCUMENTATION TYPE                               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Full Documentation .......................             424  $ 65,523,463         38.21%  $    154,536           719          77.13%
Reduced Documentation ....................             618   105,949,901         61.79        171,440           729          70.83
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,042  $171,473,365        100.00%  $    164,562           725          73.24%
                                            ==============  ============  ============

         No more than 31.0% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 3.5% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                                    MORTGAGE RATES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
MORTGAGE RATES (%)                               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
2.875 - 2.999 ............................               1  $    149,288          0.09%  $    149,288           474          74.00%
5.500 - 5.624 ............................               1       198,394          0.12        198,394           773          50.00
5.625 - 5.749 ............................               4       736,829          0.43        184,207           795          60.83
5.750 - 5.874 ............................              23     4,933,800          2.88        214,513           729          66.72
5.875 - 5.999 ............................              74    14,384,623          8.39        194,387           739          73.75
6.000 - 6.124 ............................             124    23,792,468         13.88        191,875           730          69.34
6.125 - 6.249 ............................             168    33,507,310         19.54        199,448           729          71.21
6.250 - 6.374 ............................             116    22,818,442         13.31        196,711           725          73.19
6.375 - 6.499 ............................             111    19,033,376         11.10        171,472           737          73.20
6.500 - 6.624 ............................             134    17,093,958          9.97        127,567           731          72.13
6.625 - 6.749 ............................              74    10,074,436          5.88        136,141           709          78.55
6.750 - 6.874 ............................              61     8,566,388          5.00        140,433           717          77.25
6.875 - 6.999 ............................              49     6,145,542          3.58        125,419           701          79.53
7.000 - 7.124 ............................              17     1,711,083          1.00        100,652           700          77.04
7.125 - 7.249 ............................              22     2,145,951          1.25         97,543           664          82.83
7.250 - 7.374 ............................              16     1,692,253          0.99        105,766           704          79.53
7.375 - 7.499 ............................              20     2,016,356          1.18        100,818           684          83.18
7.500 - 7.624 ............................              17     1,486,622          0.87         87,448           719          88.43
7.625 - 7.749 ............................               5       583,638          0.34        116,728           606          83.30
7.750 - 7.874 ............................               5       402,607          0.23         80,521           684          89.74
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,042  $171,473,365        100.00%  $    164,562           725          73.24%
                                            ==============  ============  ============

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.3074% per annum.

                                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
NET MORTGAGE RATE (%)                            LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
5.220 ....................................               1  $    198,394          0.12%  $    198,394           773          50.00%
5.345 ....................................               4       736,829          0.43        184,207           795          60.83
5.470 ....................................              24     5,083,088          2.96        211,795           721          66.94
5.595 ....................................              73    14,294,928          8.34        195,821           739          73.71
5.710 ....................................               1        89,695          0.05         89,695           773          80.00
5.720 ....................................             124    23,792,468         13.88        191,875           730          69.34
5.845 ....................................             168    33,507,310         19.54        199,448           729          71.21
5.970 ....................................             115    22,671,879         13.22        197,147           726          73.17
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             510  $100,374,591         58.54%  $    196,813           730          71.24%
                                                                                         ============  ============  =============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.600271137%.


                                                     ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
100,000 or less ..........................             301  $ 22,920,497         13.37%  $     76,148           718          74.99%
100,001 to 200,000 .......................             481    65,700,939         38.32        136,592           719          74.19
200,001 to 300,000 .......................             135    31,347,270         18.28        232,202           725          71.04
300,001 to 400,000 .......................              76    26,387,767         15.39        347,207           733          74.41
400,001 to 500,000 .......................              22     9,735,864          5.68        442,539           730          75.28
500,001 to 600,000 .......................              18     9,535,501          5.56        529,750           738          70.96
600,001 to 700,000 .......................               8     4,895,514          2.85        611,939           770          61.95
900,001 to 1,000,000 .....................               1       950,012          0.55        950,012           769          65.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,042  $171,473,365        100.00%  $    164,562           725          73.24%
                                            ==============  ============  ============


                                                 ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                NUMBER OF                 PERCENTAGE OF      AVERAGE
                                                MORTGAGE      PRINCIPAL     MORTGAGE        PRINCIPAL   WEIGHTED AVERAGE
ORIGINAL LTV RATIO (%)                            LOANS        BALANCE       LOANS           BALANCE      CREDIT SCORE
------------------------------------------      ---------   ------------  -------------   ------------  ----------------
00.01 - 50.00 ............................              72  $ 11,811,743          6.89%  $    164,052            756
50.01 - 55.00 ............................              30     5,003,544          2.92        166,785            744
55.01 - 60.00 ............................              44     7,684,537          4.48        174,649            737
60.01 - 65.00 ............................              54    10,679,981          6.23        197,777            751
65.01 - 70.00 ............................             107    17,735,290         10.34        165,750            739
70.01 - 75.00 ............................             144    28,578,295         16.67        198,460            736
75.01 - 80.00 ............................             412    67,729,711         39.50        164,393            716
80.01 - 85.00 ............................              24     3,537,612          2.06        147,400            670
85.01 - 90.00 ............................             118    13,739,304          8.01        116,435            704
90.01 - 95.00 ............................              36     4,878,164          2.84        135,505            671
95.01 - 100.00 ...........................               1        95,185          0.06         95,185            811
                                            --------------  ------------  ------------   ------------  -------------
Total, Average or Weighted Average .......           1,042  $171,473,365        100.00%  $    164,562            725
                                                ==========  ============  ============


         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 73.24%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS A-P CERTIFICATES
                                                                 ----------------------------------------
                                                                   0%       6%      18%      24%      30%
                                                                 ------   ------   ------   ------   ----
DISTRIBUTION DATE
-----------------
April 2005 .................................................     100%     100%     100%     100%     100%
April 2006 .................................................      99       93       81       75       69
April 2007 .................................................      97       86       65       56       48
April 2008 .................................................      95       79       53       42       33
April 2009 .................................................      94       73       42       31       22
April 2010 .................................................      92       67       34       23       15
April 2011 .................................................      90       62       27       17       11
April 2012 .................................................      88       57       22       13        7
April 2013 .................................................      86       52       18       10        5
April 2014 .................................................      83       48       14        7        3
April 2015 .................................................      81       44       11        5        2
April 2016 .................................................      78       40        9        4        2
April 2017 .................................................      75       36        7        3        1
April 2018 .................................................      72       32        5        2        1
April 2019 .................................................      69       29        4        1        *
April 2020 .................................................      66       26        3        1        *
April 2021 .................................................      62       23        3        1        *
April 2022 .................................................      59       20        2        1        *
April 2023 .................................................      54       18        2        *        *
April 2024 .................................................      50       15        1        *        *
April 2025 .................................................      46       13        1        *        *
April 2026 .................................................      41       11        1        *        *
April 2027 .................................................      36        9        *        *        *
April 2028 .................................................      30        7        *        *        *
April 2029 .................................................      24        6        *        *        *
April 2030 .................................................      18        4        *        *        *
April 2031 .................................................      12        2        *        *        *
April 2032 .................................................       5        1        *        *        *
April 2033 .................................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) .............    17.6     10.1      4.6      3.4      2.7

----------------------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o  the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                                                        DISCOUNT          NON-DISCOUNT
ASSUMED PURCHASE PRICE                               MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   --------------      --------------
Aggregate principal balance ......................  $  101,841,632.94   $   71,825,853.07
Weighted average mortgage rate ...................       6.0639961505%             6.6604%
Weighted average servicing fee rate ..............       0.2800000000%             0.3299%
Weighted average original term to maturity
(months) .........................................                359                 359
Weighted average remaining term
to maturity (months) .............................                332                 331

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only, Variable Strip and Fixed Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

           ASSUMED PURCHASE PRICE           0%      6%     18%      24%     30%
-----------------------------------------  ----    ----   -----    -----   -----
$2,519,082...............................  2.2%    4.2%   10.0%    13.5%   17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.


                                             EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       92,149   $10,513,716       104,820   $12,512,690       101,210   $12,635,058
Period of Delinquency
30 to 59 days ................        1,602       192,517         2,082       244,557         2,324       289,263
60 to 89 days ................          236        28,610           372        44,459           477        64,448
90 days or more(2) ...........          307        35,045           409        44,171           516        62,039
Foreclosures Pending .........          273        32,685           446        55,203           602        81,640
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        2,418   $   288,858         3,309   $   388,390         3,919   $   497,389
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        2.624%        2.747%        3.157%        3.104%        3.872%        3.937%

                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       99,386   $12,962,473       101,112   $14,114,861       106,211   $15,669,395
Period of Delinquency
30 to 59 days ................        2,147       280,302         2,182       284,482         2,032       282,672
60 to 89 days ................          488        63,986           526        70,816           409        51,071
90 days or more(2) ...........          644        84,033           696        94,223           555        70,963
Foreclosures Pending .........          769       102,671           787       103,707           747        88,396
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        4,048   $   530,992         4,191   $   553,228         3,743   $   493,102
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        4.073%        4.096%        4.145%        3.919%        3.524%        3.147%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.


                                 EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       37,066   $ 5,021,100        44,520   $ 6,234,461        45,103   $ 6,477,882
Period of Delinquency
30 to 59 days ................          573        83,679           742       104,823           901       131,032
60 to 89 days ................           65        11,033           118        17,904           185        29,788
90 days or more(2) ...........           77        13,377           123        17,598           165        27,231
Foreclosures Pending .........           80        12,263           113        19,378           198        34,074
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......          795   $   120,353         1,096   $   159,703         1,449   $   222,125
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        2.145%        2.397%        2.462%        2.562%        3.213%        3.429%


                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       45,867   $ 6,776,784        51,824   $ 8,071,748        56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ................          893       131,270           934       142,682           946       161,218
60 to 89 days ................          216        33,636           216        35,031           186        26,348
90 days or more(2) ...........          206        37,139           258        43,618           225        34,430
Foreclosures Pending .........          251        41,335           279        44,333           268        42,461
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        1,566   $   243,380         1,687   $   265,664         1,625   $   264,457
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        3.414%        3.591%        3.255%        3.291%        2.888%        2.877%

(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:16                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS7(POOL # 4680) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4680
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HBK4             0.00           0.00     6.000000  %          0.00
A-2     76110HBL2   269,752,000.00 148,589,256.61     4.750000  %  8,038,054.54
A-3     76110HBM0    19,268,000.00  10,613,518.33     2.967500  %    574,146.75
A-4     76110HBN8             0.00           0.00     5.532500  %          0.00
A-5     76110HBP3    12,023,000.00  12,023,000.00     5.000000  %          0.00
A-P     76110HBQ1     6,089,945.27   3,997,603.37     0.000000  %    124,465.54
A-V     76110HBR9             0.00           0.00     0.138038  %          0.00
R-I     76110HBS7           100.00           0.00     6.000000  %          0.00
R-II    76110HBT5           100.00           0.00     6.000000  %          0.00
M-1     76110HBU2     7,759,200.00   7,579,247.84     6.000000  %     12,581.72
M-2     76110HBV0     3,071,400.00   3,000,167.78     6.000000  %      4,980.35
M-3     76110HBW8     2,263,100.00   2,210,613.95     6.000000  %      3,669.67
B-1     76110HBX6       969,900.00     947,405.98     6.000000  %      1,572.72
B-2     76110HBY4     1,131,600.00   1,105,355.82     6.000000  %      1,834.92
B-3     76110HBZ1       970,553.90     948,044.71     6.000000  %      1,573.77

-------------------------------------------------------------------------------
                  323,298,899.17   191,014,214.39                  8,762,879.98
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       142,688.15    142,688.15            0.00       0.00              0.00
A-2       588,165.81  8,626,220.35            0.00       0.00    140,551,202.07
A-3        26,246.35    600,393.10            0.00       0.00     10,039,371.58
A-4        48,932.74     48,932.74            0.00       0.00              0.00
A-5        50,095.83     50,095.83            0.00       0.00     12,023,000.00
A-P             0.00    124,465.54            0.00       0.00      3,873,137.83
A-V        21,972.66     21,972.66            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        37,896.24     50,477.96            0.00       0.00      7,566,666.12
M-2        15,000.84     19,981.19            0.00       0.00      2,995,187.43
M-3        11,053.07     14,722.74            0.00       0.00      2,206,944.28
B-1         4,737.03      6,309.75            0.00       0.00        945,833.26
B-2         5,526.78      7,361.70            0.00       0.00      1,103,520.90
B-3         4,740.22      6,313.99            0.00       0.00        946,470.94

-------------------------------------------------------------------------------
          957,055.72  9,719,935.70            0.00       0.00    182,251,334.41
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     550.836534   29.797942     2.180395    31.978337   0.000000  521.038591
A-3     550.836533   29.797942     1.362173    31.160115   0.000000  521.038591
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5    1000.000000    0.000000     4.166666     4.166666   0.000000 1000.000000
A-P     656.426814   20.437875     0.000000    20.437875   0.000000  635.988939
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     976.807897    1.621523     4.884040     6.505563   0.000000  975.186374
M-2     976.807899    1.621524     4.884040     6.505564   0.000000  975.186374
M-3     976.807898    1.621524     4.884040     6.505564   0.000000  975.186374
B-1     976.807902    1.621528     4.884040     6.505568   0.000000  975.186374
B-2     976.807902    1.621527     4.884040     6.505567   0.000000  975.186374
B-3     976.807902    1.621528     4.884036     6.505564   0.000000  975.186374

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:16                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS7 (POOL #  4680)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4680
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       39,631.60
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,164.35

SUBSERVICER ADVANCES THIS MONTH                                       29,924.81
MASTER SERVICER ADVANCES THIS MONTH                                    1,953.41


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    16   2,690,797.84

 (B)  TWO MONTHLY PAYMENTS:                                    7     499,692.28

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     198,312.20


FORECLOSURES
  NUMBER OF LOANS                                                             8
  AGGREGATE PRINCIPAL BALANCE                                        985,579.83

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     182,251,334.42

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,098

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 528,216.67

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    8,447,834.13

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      112,810.19

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.55645300 %     6.83898000 %    1.57098600 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.16224800 %     7.00614779 %    1.67947940 %

      BANKRUPTCY AMOUNT AVAILABLE                         103,982.00
      FRAUD AMOUNT AVAILABLE                            2,561,617.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,561,617.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.31815253
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              334.20

POOL TRADING FACTOR:                                                56.37239560

Run:        04/26/05     11:15:30                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS7(POOL # 4680) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4680
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HBK4             0.00           0.00     6.000000  %          0.00
A-2     76110HBL2   269,752,000.00 140,551,202.07     4.750000  %  3,172,936.71
A-3     76110HBM0    19,268,000.00  10,039,371.58     3.080000  %    226,638.34
A-4     76110HBN8             0.00           0.00     5.419999  %          0.00
A-5     76110HBP3    12,023,000.00  12,023,000.00     5.000000  %          0.00
A-P     76110HBQ1     6,089,945.27   3,873,137.83     0.000000  %    108,637.30
A-V     76110HBR9             0.00           0.00     0.137574  %          0.00
R-I     76110HBS7           100.00           0.00     6.000000  %          0.00
R-II    76110HBT5           100.00           0.00     6.000000  %          0.00
M-1     76110HBU2     7,759,200.00   7,566,666.12     6.000000  %      8,274.09
M-2     76110HBV0     3,071,400.00   2,995,187.43     6.000000  %      3,275.21
M-3     76110HBW8     2,263,100.00   2,206,944.28     6.000000  %      2,413.27
B-1     76110HBX6       969,900.00     945,833.26     6.000000  %      1,034.26
B-2     76110HBY4     1,131,600.00   1,103,520.90     6.000000  %      1,206.69
B-3     76110HBZ1       970,553.90     946,470.94     6.000000  %      1,034.96

-------------------------------------------------------------------------------
                  323,298,899.17   182,251,334.41                  3,525,450.83
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       135,511.31    135,511.31            0.00       0.00              0.00
A-2       556,348.51  3,729,285.22            0.00       0.00    137,378,265.36
A-3        25,767.72    252,406.06            0.00       0.00      9,812,733.24
A-4        45,344.49     45,344.49            0.00       0.00              0.00
A-5        50,095.83     50,095.83            0.00       0.00     12,023,000.00
A-P             0.00    108,637.30            0.00       0.00      3,764,500.53
A-V        20,894.26     20,894.26            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        37,833.33     46,107.42            0.00       0.00      7,558,392.03
M-2        14,975.94     18,251.15            0.00       0.00      2,991,912.22
M-3        11,034.72     13,447.99            0.00       0.00      2,204,531.01
B-1         4,729.17      5,763.43            0.00       0.00        944,799.00
B-2         5,517.60      6,724.29            0.00       0.00      1,102,314.21
B-3         4,732.35      5,767.31            0.00       0.00        945,435.98

-------------------------------------------------------------------------------
          912,785.23  4,438,236.06            0.00       0.00    178,725,883.58
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     521.038591   11.762421     2.062444    13.824865   0.000000  509.276170
A-3     521.038591   11.762422     1.337332    13.099754   0.000000  509.276170
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5    1000.000000    0.000000     4.166666     4.166666   0.000000 1000.000000
A-P     635.988940   17.838797     0.000000    17.838797   0.000000  618.150142
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     975.186375    1.066359     4.875932     5.942291   0.000000  974.120016
M-2     975.186374    1.066357     4.875933     5.942290   0.000000  974.120016
M-3     975.186372    1.066356     4.875931     5.942287   0.000000  974.120016
B-1     975.186374    1.066357     4.875936     5.942293   0.000000  974.120016
B-2     975.186374    1.066357     4.875928     5.942285   0.000000  974.120016
B-3     975.186377    1.066360     4.875927     5.942287   0.000000  974.120016

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:30                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS7 (POOL #  4680)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4680
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       37,779.14
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,264.49

SUBSERVICER ADVANCES THIS MONTH                                       25,380.05
MASTER SERVICER ADVANCES THIS MONTH                                    3,844.27


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    15   2,295,472.42

 (B)  TWO MONTHLY PAYMENTS:                                    8     648,513.24

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     157,396.39


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        478,224.25

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     178,725,883.59

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,082

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 583,446.78

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,325,892.92

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.16224800 %     7.15827200 %    1.64378770 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            90.99950800 %     7.13653501 %    1.71040550 %

      BANKRUPTCY AMOUNT AVAILABLE                         103,982.00
      FRAUD AMOUNT AVAILABLE                            2,561,617.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,561,617.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.31002449
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              333.10

POOL TRADING FACTOR:                                                55.28193385

Run:        04/07/05     13:11:25                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS7(POOL # 4680) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4680
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HBK4             0.00           0.00     6.000000  %          0.00
A-2     76110HBL2   269,752,000.00 137,378,265.36     4.750000  %  4,605,057.61
A-3     76110HBM0    19,268,000.00   9,812,733.24     3.200000  %    328,932.69
A-4     76110HBN8             0.00           0.00     5.300000  %          0.00
A-5     76110HBP3    12,023,000.00  12,023,000.00     5.000000  %          0.00
A-P     76110HBQ1     6,089,945.27   3,764,500.53     0.000000  %     98,136.40
A-V     76110HBR9             0.00           0.00     0.135958  %          0.00
R-I     76110HBS7           100.00           0.00     6.000000  %          0.00
R-II    76110HBT5           100.00           0.00     6.000000  %          0.00
M-1     76110HBU2     7,759,200.00   7,558,392.03     6.000000  %     12,609.43
M-2     76110HBV0     3,071,400.00   2,991,912.22     6.000000  %      4,991.32
M-3     76110HBW8     2,263,100.00   2,204,531.01     6.000000  %      3,677.75
B-1     76110HBX6       969,900.00     944,799.00     6.000000  %      1,576.18
B-2     76110HBY4     1,131,600.00   1,102,314.21     6.000000  %      1,838.96
B-3     76110HBZ1       970,553.90     945,435.98     6.000000  %      1,577.24

-------------------------------------------------------------------------------
                  323,298,899.17   178,725,883.58                  5,058,397.58
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       132,678.33    132,678.33            0.00       0.00              0.00
A-2       543,788.97  5,148,846.58            0.00       0.00    132,773,207.75
A-3        26,167.29    355,099.98            0.00       0.00      9,483,800.55
A-4        43,339.57     43,339.57            0.00       0.00              0.00
A-5        50,095.83     50,095.83            0.00       0.00     12,023,000.00
A-P             0.00     98,136.40            0.00       0.00      3,666,364.13
A-V        20,249.38     20,249.38            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        37,791.96     50,401.39            0.00       0.00      7,545,782.60
M-2        14,959.56     19,950.88            0.00       0.00      2,986,920.90
M-3        11,022.66     14,700.41            0.00       0.00      2,200,853.26
B-1         4,724.00      6,300.18            0.00       0.00        943,222.82
B-2         5,511.57      7,350.53            0.00       0.00      1,100,475.25
B-3         4,727.18      6,304.42            0.00       0.00        943,858.74

-------------------------------------------------------------------------------
          895,056.30  5,953,453.88            0.00       0.00    173,667,486.00
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     509.276170   17.071449     2.015885    19.087334   0.000000  492.204720
A-3     509.276170   17.071450     1.358070    18.429520   0.000000  492.204720
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5    1000.000000    0.000000     4.166666     4.166666   0.000000 1000.000000
A-P     618.150143   16.114498     0.000000    16.114498   0.000000  602.035645
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     974.120016    1.625094     4.870600     6.495694   0.000000  972.494922
M-2     974.120015    1.625093     4.870600     6.495693   0.000000  972.494922
M-3     974.120016    1.625094     4.870602     6.495696   0.000000  972.494922
B-1     974.120017    1.625095     4.870605     6.495700   0.000000  972.494922
B-2     974.120019    1.625097     4.870599     6.495696   0.000000  972.494922
B-3     974.120015    1.625093     4.870600     6.495693   0.000000  972.494922

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:11:25                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS7 (POOL #  4680)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4680
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       37,168.78
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,197.72

SUBSERVICER ADVANCES THIS MONTH                                       24,714.45
MASTER SERVICER ADVANCES THIS MONTH                                    3,844.41


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    16   2,799,869.75

 (B)  TWO MONTHLY PAYMENTS:                                    3     243,502.63

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     255,537.89


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        489,453.49

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     173,667,486.01

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,056

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 582,901.98

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,762,091.45

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      100,867.50

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.99950800 %     7.29008600 %    1.67437930 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            90.75234700 %     7.33214780 %    1.75737480 %

      BANKRUPTCY AMOUNT AVAILABLE                         103,982.00
      FRAUD AMOUNT AVAILABLE                            2,561,617.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,561,617.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.31065535
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              331.90

POOL TRADING FACTOR:                                                53.71731437

Run:        04/25/05     12:25:16                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS7(POOL # 4680) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4680
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HBK4             0.00           0.00     6.000000  %          0.00
A-2     76110HBL2   269,752,000.00 132,773,207.75     4.750000  %  5,234,164.80
A-3     76110HBM0    19,268,000.00   9,483,800.55     3.400000  %    373,868.91
A-4     76110HBN8             0.00           0.00     5.100000  %          0.00
A-5     76110HBP3    12,023,000.00  12,023,000.00     5.000000  %          0.00
A-P     76110HBQ1     6,089,945.27   3,666,364.13     0.000000  %    114,059.54
A-V     76110HBR9             0.00           0.00     0.136671  %          0.00
R-I     76110HBS7           100.00           0.00     6.000000  %          0.00
R-II    76110HBT5           100.00           0.00     6.000000  %          0.00
M-1     76110HBU2     7,759,200.00   7,545,782.60     6.000000  %      8,270.04
M-2     76110HBV0     3,071,400.00   2,986,920.90     6.000000  %      3,273.61
M-3     76110HBW8     2,263,100.00   2,200,853.26     6.000000  %      2,412.10
B-1     76110HBX6       969,900.00     943,222.82     6.000000  %      1,033.75
B-2     76110HBY4     1,131,600.00   1,100,475.25     6.000000  %      1,206.10
B-3     76110HBZ1       970,553.90     943,858.74     6.000000  %        676.78

-------------------------------------------------------------------------------
                  323,298,899.17   173,667,486.00                  5,738,965.63
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       128,566.67    128,566.67            0.00       0.00              0.00
A-2       525,560.61  5,759,725.41            0.00       0.00    127,539,042.95
A-3        26,870.77    400,739.68            0.00       0.00      9,109,931.64
A-4        40,306.15     40,306.15            0.00       0.00              0.00
A-5        50,095.83     50,095.83            0.00       0.00     12,023,000.00
A-P             0.00    114,059.54            0.00       0.00      3,552,304.59
A-V        19,779.39     19,779.39            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        37,728.91     45,998.95            0.00       0.00      7,537,512.56
M-2        14,934.60     18,208.21            0.00       0.00      2,983,647.29
M-3        11,004.27     13,416.37            0.00       0.00      2,198,441.16
B-1         4,716.11      5,749.86            0.00       0.00        942,189.07
B-2         5,502.38      6,708.48            0.00       0.00      1,099,269.15
B-3         4,719.29      5,396.07            0.00       0.00        942,824.29

-------------------------------------------------------------------------------
          869,784.98  6,608,750.61            0.00       0.00    167,928,162.70
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     492.204720   19.403618     1.948310    21.351928   0.000000  472.801102
A-3     492.204720   19.403618     1.394580    20.798198   0.000000  472.801102
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5    1000.000000    0.000000     4.166666     4.166666   0.000000 1000.000000
A-P     602.035645   18.729157     0.000000    18.729157   0.000000  583.306488
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     972.494922    1.065837     4.862474     5.928311   0.000000  971.429085
M-2     972.494922    1.065836     4.862473     5.928309   0.000000  971.429085
M-3     972.494924    1.065839     4.862476     5.928315   0.000000  971.429085
B-1     972.494927    1.065842     4.862470     5.928312   0.000000  971.429085
B-2     972.494921    1.065836     4.862478     5.928314   0.000000  971.429085
B-3     972.494920    0.697313     4.862471     5.559784   0.000000  971.429086

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:16                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS7 (POOL #  4680)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4680
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       36,087.84
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,801.49

SUBSERVICER ADVANCES THIS MONTH                                       19,661.09
MASTER SERVICER ADVANCES THIS MONTH                                    5,024.79


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    11   1,530,189.67

 (B)  TWO MONTHLY PAYMENTS:                                    3     731,502.71

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     268,418.60


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        472,078.45

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     167,928,162.70

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,023

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       5

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 772,446.19

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,548,670.95

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.75234700 %     7.49027800 %    1.72027410 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            90.44635600 %     7.57442993 %    1.81552360 %

      BANKRUPTCY AMOUNT AVAILABLE                         103,982.00
      FRAUD AMOUNT AVAILABLE                            2,561,617.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,561,617.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.30622409
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              330.80

POOL TRADING FACTOR:                                                51.94207686